EXHIBIT 23(c)

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of The Valspar Corporation on Form S-8 pertaining to The Valspar Corporation Stock Option Plan for Non-Employee Directors, The Valspar Profit Sharing Retirement Plan and The Valspar Corporation 1991 Stock Option Plan of our reports dated January 6, 1998, with respect to the financial statements of The Valspar Profit Sharing Retirement Plan included as Exhibit 99(c) to its Annual Report (Form 10-K) for the year ended October 31, 1997, filed with the Securities and Exchange Commission.

                                                       DELOITTE & TOUCHE LLP

                                                       /s/ Deloitte & Touche LLP

Minneapolis, Minnesota
February 23, 1998